Exhibit 10.13

LEASE

This lease, dated as of May 1st, 2000, (“Lease”) is by and between Pete Madison, of 2117 Hoffner Avenue, Orlando, FL. 32809 (together “Landlord”) and United Rentals, Inc., a Delaware corporation, Five Greenwich Office Park, Greenwich, CT 06830 (“Tenant”).

TERMS

For good and valuable consideration received by each party from the other, the parties covenant and agree as follows:

1. PREMISES

(a) Landlord’s Authority. Landlord represents and warrants that it is the sole owner of the land, buildings and equipment described on Appendix A attached hereto, together with all buildings, improvements, facilities and fixtures located on the land, and any easements, rights of access and other property rights necessary to allow Tenant unobstructed use and occupancy of the foregoing (the “Premises”). Landlord represents and warrants that it has full right and authority to lease the Premises to Tenant and to otherwise enter into this Lease on the terms and conditions set forth herein, and that the provisions of this Lease do not conflict with or violate the provisions of existing agreements between the Landlord and third parties.

(b) Lease of Premises. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord. The Premises are leased to Tenant together with all singular appurtenances, rights and privileges in or otherwise pertaining thereto.

(c) Landlord’s Access. Landlord and its authorized agents or representatives shall have reasonable access to the Premises during Tenant’s normal business hours on not less than four hours notice to Tenant. In the event of any emergency giving rise to the threat of damage or injury to life or property, Landlord may enter the Premises without notice.

2. TERM

(a) Lease Commencement. The term of this Lease shall commence on the later of May 1st, 2000, (the “Commencement Date”), or the date possession of the Premises is delivered to Tenant in accordance with this Lease or any riders attached hereto.

(b) Initial Term. The initial term of this Lease (the “Initial Term”) shall be five (5) years, commencing on the Commencement Date. Hereinafter, “Term” shall mean the Initial Term and any extension thereof.

(c) Extension Term. Tenant may, by written notice to Landlord not less than 60 days prior to the end of the Initial Term, extend the Term for One (1) or more additional period(s) of five (5) year(s) each.

3. RENT

(a) Rent. Tenant shall pay Landlord rent (“Base Rent”) of $5,500. per month during the Initial Term. If Tenant exercises its option(s) extend the term, the Base Rent during the Extension Term(s) shall be $5,500. per month. Base Rent plus any additional rent due under this lease is hereinafter sometimes referred to as “Rent”. Rent for partial months at the beginning and end of the Term shall be apportioned based on the number of days in such partial months. Rent for the first month shall be due no later than 10 days after the Commencement Date. Rent for partial months at the beginning and end of the Term shall be apportioned based on the number of days in such partial months. Rent for the first month shall be due no later than 10 days after the Commencement Date.

(b) Late Rent. Base Rent payments are due on the first day of the month and shall be considered late if received after the tenth day of the month. In the event that Tenant fails to make any Base Rent payment on or before the tenth day of the month, Tenant shall pay a late charge in the amount of 5% of the Base Rent due. Except as may otherwise be provided in this Lease, Base Rent payments are due without notice or demand and without setoff or deduction.

4. TAXES AND ASSESSMENTS

(a) Payment of Taxes by Tenant. As additional rent, Tenant shall pay all real estate taxes, property taxes estimated at $250 per month, transaction, privilege, excise or sales taxes, special improvement and other assessments (ordinary and extraordinary), and all other taxes, duties, charges, fees and payments imposed by any governmental or public authority which shall be imposed, assessed or levied upon, or arising in connection with the ownership, use, occupancy or possession of the Premises or any part thereof during the Term (all of which are herein called “Taxes”). Tenant shall deliver to Landlord evidence of timely payment of Taxes. Taxes for the tax year in which the term shall commence or expire shall be apportioned according to the number of days during which each party shall be in possession during such tax year. Actual property taxes shown above are based on an estimated cost of $3,000 per year. If actual amount varies the landlord and tenant will settle the amount each November.

(b) Tax Protest. Tenant may contest any Taxes by appropriate proceedings conducted at Tenant’s expense in Tenant’s name or, if required by law, in Landlord’s name. Landlord shall cooperate with Tenant and execute any documents or pleadings reasonably required for such purpose, but Landlord shall not be obligated to incur any expense or liability in connection with such contest. Tenant may defer payment of the contested Taxes pending the outcome of such contest, if such deferment does not subject Landlord’s interest in the Premises to forfeiture. Tenant shall deposit with Landlord, if Landlord so requests, an amount of money at least equal to the payment so deferred plus estimated penalties and interest. Upon notice to Tenant, Landlord may pay such contested Taxes from such deposit if necessary to protect Landlord’s interest in the Premises from immediate sale or loss. When all contested Taxes have been paid or canceled, all moneys so deposited to secure the same and not applied to the payment thereof shall be repaid to Tenant without interest. In lieu of any such deposit, at its election Tenant may furnish a bond in a form, in an amount, and with a surety reasonably satisfactory to Landlord. All refunds of Taxes shall be the property of Tenant to the extent they are refunds of or on account of payments made by Tenant.

5. SERVICES AND UTILITIES

(a) Contractual Arrangements. Tenant shall make arrangements for delivery to the Premises of any gas, electrical power, water, sewer, telephone and other utility services and any cleaning, trash and snow removal and maintenance services as Tenant deems necessary or desirable for its operations during the Term. Landlord represents that the foregoing services and utilities are installed or readily available at the Premises without any material installation costs to Tenant.

(b) Payment of Charges. Tenant shall promptly pay all charges for utility and other services contracted by Tenant to be delivered to or used upon the Premises during the Term and shall be responsible for providing such security deposits, bonds or assurances as may be necessary to procure such services.

(c) Transition. Landlord and Tenant shall each reasonably assist the other in transition of payments for, and control of, services and utilities at the commencement and termination of this Lease.

6. MAINTENANCE AND REPAIR

(a) Present Condition. Prior to the commencement of the Term, Landlord shall put the building systems, including, without limitation, plumbing and electrical lines and equipment, heating, ventilation and air conditioning systems, boilers, and elevators, if any, in good repair and condition. Landlord represents, warrants and covenants that at the Commencement Date such systems will be in good mechanical and operating condition. Subject to the preceding sentences of this paragraph, Tenant accepts the Premises in their present condition, except as noted on Appendix “B” attached, which the Landlord agrees to complete by no later then May 1, 2000 (Commencement Date). Landlord represents and warrants that it has no knowledge of any conditions which have existed or presently exist which could materially adversely affect Tenant’s business or contemplated use of the Premises.

(b) Maintenance Obligations. After the commencement of the Term, Tenant shall promptly make or cause to be made all non-structural and routine mechanical repairs needed to maintain the Premises in its present condition, subject to reasonable wear and tear. Landlord shall promptly make or cause to be made all structural and non-routine mechanical repairs and replacements necessary to so maintain the Premises, which shall include keeping the roof and Premises free of leaks, repairs to the plumbing and drainage systems, electrical systems, and the exterior and interior structural elements of the building (including, without limitation, the roof, exterior and bearing walls of the building, support beams, foundations, columns and lateral supports).

7. USE; COMPLIANCE WITH LAWS

(a) Permitted Uses. Tenant may use and occupy the Premises for all lawful uses or purposes.

(b) Compliance with Laws. Landlord represents and warrants that Tenant’s intended use of the Premises for sales, rentals, storage, maintenance, and repair of construction, household and other machinery, tools and equipment of all kinds and for offices and other related uses in connection with Tenant’s equipment rental business is a lawful use of the Premises, and that no further governmental consents, approvals or permits are necessary for such use. Landlord further represents and warrants that the Premises are in compliance with all applicable laws, including the Americans With Disabilities Act. If the foregoing representations are untrue, then, in addition to all of Tenant’s other rights hereunder or at law or in equity, Landlord shall reimburse Tenant for, and shall indemnify and hold Tenant and any Tenant Indemnitees harmless from and against, any and all damages, injuries, fines, losses or claims, and all costs and expenses, including reasonable attorneys fees, incurred by or asserted against Tenant as a result of or arising out of such representation being untrue, including any costs or expenses associated with obtaining any necessary consents, approvals or permits.

8. ALTERATIONS

Tenant may, without obtaining Landlord’s prior consent or approval, make temporary alterations, improvements and additions (“Alterations”) to the Premises that do not permanently affect the Premises. Tenant may make other non-temporary Alterations to the Premises (by way of example but not limitation, the installation of drywall partitioning, doorways, and lifts) with Landlord’s prior consent or approval, which consent or approval shall not be unreasonably withheld, conditioned or denied; notwithstanding the foregoing, if the cost of such non-temporary Alterations is less than $20,000, Landlord’s prior consent shall not be required. All Alterations made by Tenant shall be made at Tenant’s sole cost and expense, including all costs and expenses incurred in obtaining any required governmental consents, permits or approvals. Tenant may perform all Alterations with contractors and subcontractors of Tenant’s own choosing. Landlord will cooperate with Tenant’s efforts to obtain any governmental permits or approvals or consents required therefor. Landlord shall not be entitled to impose upon Tenant any charges or fees of any kind in connection with any Alterations.

9. SIGNAGE

Tenant, at its expense and subject to its obtaining any required governmental permits and approvals, may place, maintain, repair and replace signage on the Premises, which may include any such trade name(s) or corporate affiliations as Tenant chooses. Landlord shall cooperate with Tenant’s efforts to obtain any permit, approval or consent necessary or desirable in connection with the installation of any sign.

10. TENANT’S PROPERTY

For purposes of this Lease, the Term “Tenant’s Property” shall mean all office furniture and equipment, movable partitions, communications equipment, inventory, and other articles of movable personal property owned or leased by Tenant and located in the Premises. All Tenant’s Property shall be and remain the property of Tenant throughout the Term of this Lease and may be removed by Tenant at any time during the Term. Upon the expiration of this Lease, or within 30 days after the sooner termination hereof, Tenant shall remove all Tenant’s Property from the Premises without leaving any noticeable damage to the Premises. If Tenant leaves noticeable damage as a result of Tenant’s removal of Tenant’s Property, Landlord shall give Tenant 15 days written notice to remove or repair such damage, after which time, Landlord may repair such damage and Tenant shall reimburse Landlord for all costs and expenses reasonably incurred by Landlord in repairing such damage.

11. QUIET ENJOYMENT

Landlord covenants that Tenant shall and may, at all times during the Term, peaceably and quietly have, hold, occupy, and enjoy the Premises.

12. LIENS AND MORTGAGES

(a) Tenant’s Liens. Tenant shall not (i) by any failure to act or by any act, other than the mere hiring of a material or service provider, allow any materialman’s or mechanic’s liens, or (ii) by any act or failure to act allow any other liens, deeds of trust, mortgages, or other encumbrances, to be placed on the whole or any portion of the Premises during the term of this Lease.

(b) Non-Disturbance. Landlord may place or leave in place a mortgage on the Premises, but only if Landlord shall have obtained from its mortgagee a written agreement with Tenant, in form and substance satisfactory to Tenant’s legal counsel, which agreement (including any extensions, modifications, renewals, consolidations, and replacements thereof) shall be binding on their respective successors and assigns and which provides that so long as Tenant shall not be in default in payment of Rent: (a) Tenant shall not be joined as a defendant in any proceeding which may be instituted to foreclose or enforce the mortgage; (b) Tenant’s possession and use of the premises in accordance with the provisions of this Lease shall not be affected or disturbed by reason of the subordination of this Lease to, or any modification of or default, under the mortgage; and (c) the mortgagee will subordinate arid subject its respective rights, if any, to any portion of the insurance proceeds otherwise payable to Landlord when and to the extent necessary for Landlord to comply with its obligations of repair and restoration hereunder.

13. INSURANCE

(a) Building Insurance. Throughout the Term, Landlord shall keep the buildings and improvements included in the Premises insured for the “full replacement value” thereof against loss or damage by perils customarily included under standard “all-risk” policies.

(b) Tenant’s Liability Insurance. Throughout the Term, Tenant shall maintain commercial general liability insurance, including a contractual liability endorsement, and personal injury liability coverage in respect of the Premises and the conduct or operation of business therein, with Landlord as an additional insured, with limits of not less than $3,000,000 combined single limit for bodily injury and property damage liability in any one occurrence. Each such policy of insurance shall provide that the same will not be canceled without at least 30 days prior written notice to Landlord. On written request by Landlord, Tenant shall deliver to Landlord certificates of insurance, showing that the insurance required to be maintained pursuant to the foregoing provisions of this Section 13(b) is in force and will not be modified or canceled without 30 days prior written notice being furnished to Landlord Thereafter, not less than 30 days prior to the expiration or termination of each such policy, Tenant shall furnish to

Landlord certificates showing renewal of, or substitution for, policies which expire or are terminated. The insurance to be maintained by Tenant pursuant to this Section 13(b) may be effected either by blanket or umbrella policies.

(c) Waiver of Subrogation. A party shall have no claim against the other or the employees, officers, directors, managers, agents, shareholders, partners or other owners of the other for any loss, damage or injury which is covered by insurance carried by such party and for which recovery from such insurer is made, notwithstanding the negligence of either party in causing the loss. The foregoing waiver and release shall not apply, however, to any damage caused by intentionally wrongful actions or omissions. Each party represents that its current insurance policies allow such waiver. Neither Landlord nor Tenant shall obtain or accept any insurance policy which would be invalidated by or which would conflict with this paragraph.

14. INDEMNIFICATION

Except as may otherwise be provided in this Lease, Tenant shall indemnify and hold harmless Landlord, its employees, officers, directors, managers, agents, shareholders, partners or other owners from and against any and all third-party claims arising from or in connection with (i) the conduct or management of the Premises or of any business thereon, or any condition created in or about the Premises during the term of this Lease, unless created by Landlord or any person or entity acting at the instance of Landlord; (ii) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their employees, officers, directors, managers, agents, shareholders, partners or other owners, invitees or contractors; (iii) any accident or injury or damage whatever, not caused by Landlord or any person or entity acting at the instance of the Landlord occurring in, at or upon the Premises. Tenant shall have the right to assume the defense of any such third-party claim with counsel chosen by Tenant or by Tenant’s insurance company. Tenant shall not be responsible for the fees of any separate counsel employed by the Landlord.

15. OPTIONS TO PURCHASE

Right of First Refusal. Should Landlord during the Term enter into an agreement to sell the Premises, or any portion thereof, (“Sales Agreement”) Landlord shall provide to Tenant a written notice of intent to sell (“Notice”) with a copy of the Sales Agreement. Tenant shall have and may exercise an option to acquire the Premises, or the portion thereof subject to the Sales Agreement, on the same terms and conditions, other than as to the identity of the purchaser and date for closing, as are set forth in the Sales Agreement. If Tenant does not within 30 days after receiving the Notice and copy of the Sales Agreement give Landlord written notice of Tenant’s intention to exercise such option, then subject to and as provided by the Sales Agreement Landlord may sell the Premises or portion thereof covered by the Sales Agreement by no later than the 150th day after receipt by Tenant of the Notice and copy of the Sates Agreement. If Landlord does not timely so sell the Premises or varies the terms of the Sales Agreement, Landlord shall again comply with the terms of this Section 15 as if no Notice had ever been given. If Tenant timely notifies Landlord of its intent to exercise such option, then at such time as Tenant may specify, but no later than 90 days following receipt by Landlord of such notice from Tenant, and at such place within the city or town where the Premises is located as Tenant may specify, or such other place and time and Landlord and Tenant may agree, Tenant shall exercise its option by purchasing, and Landlord shall sell to Tenant, the Premises or portion thereof subject to the Sales Agreement.

16. ENVIRONMENTAL MATTERS

(a) Definitions.

“Environment” means soil, surface waters, groundwater, land, stream sediments, surface or subsurface strata and ambient air.

“Environmental Condition” means any condition with respect to the Environment on or off the Premises, whether or not yet discovered, which could or does result in any Environmental Damages, including, without limitation, any condition resulting from the operation of any business that is or was conducted on the Premises by Landlord or Landlord’s predecessors, lessees, sublessees or occupants of the Premises other than Tenant, or on the property of any other property owner or operator in the vicinity of the Premises, or which could or does result from any activity or operation conducted by any person or entity on or off the Premises.

“Environmental Damages” means all claims, judgments, damages (including punitive and consequential damages), losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, and the costs and expenses of remediation, any of which are incurred at any time as a result of (i) the existence of an Environmental Condition on, about or beneath the Premises or migrating to or from the Premises, (ii) the Release or Threat of Release of Hazardous Substances into the Environment from the Premises or (iii) the violation or threatened violation of any Environmental Law with respect to the Premises, regardless of whether the existence of such Hazardous Substances or the violation or threatened violation of such Environmental Law arose prior to, on or after the Commencement Date, and including without limitation:

(i) damages for personal injury, disease or death or injury to property or the Environment occurring on or off the Premises, including lost profits, consequential damages, and the cost of demolition and rebuilding of any improvements;

(ii) diminution in the value of the Premises, and damages for the loss or of restriction on the use of the Premises;

(iii) fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with investigation, cleanup and remediation, including the preparation of any feasibility studies or reports and the performance of any cleanup, remedial, removal, abatement, containment, closure, restoration or monitoring work; and

(iv) liability to any person or entity to indemnify such person or entity for costs expended in connection with the items referred to in this paragraph.

“Environmental Laws” means all laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials, substances or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials, substances or wastes, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601 et seq. (“CERCLA”); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §1801 et. seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901 et. seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251 et. seq.; The Clean Air Act, 42 U.S.C. §7404 et. seq., the Occupational Safety and Health Act of 1970, each as amended, and any comparable law of the state in which the Premises is located.

“Hazardous Substance” means any (i) substance, gas, material or chemical which poses or may pose a hazard to human health or safety, (ii) toxic substance or hazardous waste, substance or related material, or any pollutant or contaminant, or (iii) asbestos, urea formaldehyde foam insulation, petroleum and petroleum by-products, polychlorinated dibenzo-p-dioxins, polychlorinated dibenzofurans or polychlorinated biphenyls which, in each case, is now or hereafter subject to Environmental Law.

“Release” means any spitting, leaking, pumping, pouring, emitting, discharging, injecting, escaping, leaching, dumping, disposing, or other entering into the Environment of any Hazardous Substance, whether known or unknown, intentional or unintentional.

“Threat of Release” means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the Environment which may result from such Release and which is required under the Environmental laws.

(b) Representations and Warranties. Landlord represents and warrants to Tenant that:

(i) Landlord has no material documents in its possession concerning any Environmental Condition, and Landlord is not aware of any material information relating to any Environmental Condition of the Premises.

(iii) During Landlord’s ownership of the Premises:

(A) Landlord has not installed any above ground or underground tanks for storage of Hazardous Substances (“Storage Tanks”) at the Premises, nor were any Storage Tanks located at the Premises prior to the time Landlord acquired ownership of the Premises.

(B) It has not received any notice of any private, administrative or judicial action, or notice of any intended private, administrative or judicial action, relating to the presence or alleged presence of Hazardous Substances in, under or upon the Premises, or that may have migrated from the Premises and there is no basis for any such notice or action. There are no pending, or to Landlord’s knowledge, threatened, actions or proceedings (or notices of potential actions or proceedings) from any governmental agency or any other entity regarding any matter relating to any Environmental Laws.

(C) Landlord has not notified or been made aware of any notice to any environmental agency of a release at the Premises.

(D) Landlord has not disposed of any Hazardous Substances at the Premises or sent, transported, caused the transportation of or disposed of any waste materials that are not Hazardous Substances, at the Premises.

(E) Landlord, during its ownership and operation of the Premises, has disposed of all wastes it generated from operations conducted at the Premises in compliance with applicable laws and only at off-Premises facilities reasonably believed by Landlord to have necessary permits and approvals.

(F) Landlord has during its ownership and operation of the Premises maintained or kept all records required by law to be maintained or kept relating to the generation, storage, treatment, release and/or disposal of Hazardous Substances.

(c) Environmental Indemnities. Landlord shall indemnify and hold harmless Tenant and any Tenant Indemnitees against any and all Environmental Damages. Tenant shall indemnify Landlord against any loss, cost, damage, claim or expense to Landlord arising out of or related to the presence, use, handling, discharge, release or disposal of Hazardous Substances on, in, under, to or from the Premises introduced by Tenant onto the Premises, provided that Landlord shall have the burden of proving that any such loss, cost, damage, claim or expense arose on account of Hazardous Substances introduced by Tenant onto the Premises.

I7. DAMAGE AND DESTRUCTION

In case of damage to or destruction of the Premises or any part thereof by any cause whatever, if Tenant cannot continue the operation of its business in the same manner as prior to such damage or destruction, Tenant by a written notice to Landlord may terminate this Lease unless Landlord, within 20 days following such damage or destruction, has agreed to reconstruct the Premises. Following such damage or destruction and unless and until the termination of this Lease, this Lease shall remain in full force and effect and Tenant shall continue the operation of its business at the Premises if and to the extent the Tenant determines, in Tenant’s good faith judgment, that it is reasonably practical to do so. If Landlord agrees to reconstruct the Premises and Tenant does not terminate the Lease on account of such damage or destruction as aforesaid (a) Landlord shall abate and forgive Rent payments which become due from the time of such damage or destruction through the course of the reconstruction to reflect the extent to which Tenant does not conduct its business operation at the Premises, (b) the lease term shall continue and the parties shall continue to be bound by this Agreement, and (c) Landlord shall commence such reconstruction as soon as possible and diligently prosecute such reconstruction through completion. Notwithstanding the foregoing, if Tenant does not elect to terminate, Tenant shall have the right to require Landlord to reconstruct the Premises, in which event the provisions of “(a), (b) and (c) of the preceding sentence shall apply and the building insurance proceeds shall be held for such purpose.

18. CONDEMNATION

(a) Notice. Landlord and Tenant shall each notify the other if it becomes aware that there will or might occur a taking of any portion of the Premises by condemnation proceedings or by exercise of any right of eminent domain (each, a “Taking”).

(b) Termination of Lease. In the event of the Taking of the entire Premises, this Lease shall terminate as of the date of such Taking. If there occurs a Taking of a portion of the Premises such that the remainder of the Premises shall not, in Tenant’s reasonable opinion, be adequate and suitable for the conduct of Tenant’s business as conducted prior to such Taking, then Tenant may, at its option, terminate this Lease.

(c) Continuation of Lease. If there is a Taking of a portion of the Premises and this Lease is not terminated pursuant to Section 18(b) hereof, then this Lease shall remain in full force and effect, except that appropriate adjustments shall be made to, and in respect of, the Premises and Rent, and Landlord shall proceed with due diligence to perform any work necessary to restore the remaining portions of the Premises to the condition that they were in immediately prior to the Taking, or as near thereto as possible.

(d) Condemnation Award. Any award resulting from any Taking of the Premises for the value of Tenant’s leasehold prior to the Taking, or Tenant’s personal property, fixtures, relocation costs or loss of goodwill shall be the property of Tenant. All of any award resulting from any such Taking not specifically reserved to Tenant shall be the property of Landlord.

19. DEFAULT BY LANDLORD

Notwithstanding any other provision of this Lease, if the Landlord by any act or omission in breach or default of this Lease renders the Premises or any portion thereof untenantable or unfit for Tenant’s business operations, then (a) if such untenantability or unfitness continues for a period of five consecutive days after Tenant notifies Landlord in writing thereof, all Rent shall abate for the period that the Premises remain untenantable or unfit to the extent that the Premises have been rendered untenantable or unfit; and (b) if such untenantability or unfitness continues for a period of 30 consecutive days after Tenant notifies Landlord in writing thereof, Tenant may (i) terminate this Lease at any time thereafter by delivering written notice to Landlord thereof; or (ii) cure same and deduct the cost from Rent.

20. DEFAULT BY TENANT

It shall constitute an Event of Default if Tenant shall fail to perform or comply with any term of this Lease, including the payment of Rent, and such failure shall in the case of a default in the payment of rent continue for a period of 10 days (30 days for all other defaults) after Tenant’s receipt of written notice thereof from Landlord specifying such failure and requiring it to be remedied; provided, however, that if any such failure, other than the failure to pay Rent, cannot with due diligence be remedied by Tenant within a period of 30 days, if Tenant commences to remedy such failure within such 30 day period and thereafter prosecutes such remedy with reasonable diligence, the period of time for remedy of such failure shall be extended so long as Tenant prosecutes such remedy with reasonable diligence. Following the occurrence of any Event of Default, Landlord may terminate this Lease and have immediate possession of the Premises, in addition to any other remedies allowed by law.

21. SURRENDER; HOLDOVER

At the end of the Term or upon termination of this Lease, whichever first occurs, Tenant shall quit and surrender possession of the Premises to Landlord vacant and broom clean. If Tenant remains in possession of the Premises after the end of the Term, then Tenant shall be deemed to be a tenant from month to month only, under all of the same terms and conditions of this Lease then in effect, except as to the duration of the Term.

22. BROKERAGE

Landlord and Tenant each represents and warrants to the other that it had no conversations or negotiations with any broker or finder concerning the consummation of this Lease, other than N/A. Landlord and Tenant shall each indemnify and hold harmless the other from and against any claims for brokerage commissions or finder’s fees (together all related expenses, including, without limitation, reasonable attorneys’ fees) resulting from or arising out of any conversations or negotiations had by it with, or any agreement between it and, any broker or finder in connection with this Lease, other than a broker identified above. In the event there is a broker, Landlord shall pay all brokerage commissions.

23. ASSIGNMENT AND SUBLETTING

Except as set forth herein, Tenant shall not assign this Lease without the Landlord’s prior written consent, which consent, however, shall not be unreasonably withheld nor delayed. Notwithstanding the foregoing, Tenant may, without the Landlord’s consent: (a) sublet not more than 50% of the Premises; (b) assign or sublet this Lease to any entity or affiliate more than 50% owned or controlled by Tenant, to any entity which owns or controls more than a 50% interest in Tenant or to any entity under common control with Tenant. A merger or consolidation to which Tenant or any successor to Tenant is party shall not constitute an assignment requiring consent of Landlord.

24. MISCELLANEOUS

(a) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State in which the Premises is located.

(b) Certain Definitions.

“Including” means including without limitation.

“Tenant Indemnitee” means any corporation, individual or other entity (a) of which Tenant is a direct or indirect subsidiary of any tier, or that directly or indirectly controls Tenant, (b) that is a direct or indirect subsidiary of any tier of Tenant, or (c) that is under direct or indirect common control with Tenant.

(c) Indemnification Matters Involving Third Parties. With respect to the obligation of either party to indemnify pursuant to this Lease:

(i) If any third party shall notify any person or entity entitled to indemnification under this Lease (the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against another party (the “Indemnifying Party”), then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless, and then solely to the extent, the Indemnifying Party thereby is prejudiced.

(ii) An Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (a) the Indemnifying Party notifies the Indemnified Party in writing, within 15 days after the Indemnified Party has given notice of the Third Party Claim, that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (b) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (c) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (d) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party and (e) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with clause (ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, not to be withheld unreasonably, and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party, not to be withheld unreasonably.

(iv) If any of the conditions in clause (ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys’ fees and expenses), and (C) the Indemnifying Party will remain responsible for any damages, penalties, fines, costs and expenses, including attorney’s fees, the Indemnified Party may suffer resulting from, arising out of, relating to, or caused by the Third Party Claim to the fullest extent provided in this Lease.

(d) Consents and Approvals. If, pursuant to any provision of this Lease, the consent or approval of either party is required to be obtained by the other party, then, unless otherwise provided herein, the party whose consent or approval is required shall not unreasonably withhold, condition or delay such consent or approval.

(e) Rights and Remedies. All rights and remedies of either party expressly set forth herein are intended to be cumulative and not in limitation of any other right or remedy set forth herein or otherwise available to such party at law or in equity. Notwithstanding the foregoing, in no event shall either party be liable to the other for consequential or punitive damages, except as otherwise provided in this Lease.

(f) No Waiver. The failure of either party to seek redress for a breach of, or to insist upon the strict performance of any covenant or condition of this Lease, shall not prevent a subsequent act which would have originally constituted a breach from having all the force and effect of an original breach. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease by Tenant shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord. The payment by Tenant of Rent with knowledge of the breach of any covenant of this Lease by Landlord shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to have been waived by Tenant unless such waiver is in writing and signed by Tenant.

(g) Successors and Assigns. Each and all of the terms and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto, and their heirs, legal representatives, successors and assigns. Any sale or transfer of the Premises by Landlord during the term of this Lease shall be made by an instrument that expressly refers to this Lease as a burden upon the Premises.

(h) Recording. Tenant may record this Lease, a short form thereof, or a memorandum thereof. Landlord will cooperate with Tenant in the execution and delivery of such documents (including a memorandum or short form of this lease or comparable documents) as may be required to effectuate the foregoing in accordance with the requirements, customs and practices governing such recordation.

(i) Notices. All notices required hereunder shall be in writing and shall be effective when delivered to the address set forth below (or to such other addresses as either party may subsequently designate).

TENANT:

United Rentals, Inc.
Five Greenwich Office Park
Greenwich, CT 06830
Attn: Nicole Oliver

LANDLORD:

Pete Madison
2117 Hoffner Avenue
Orlando, FL. 32809
Ph. 407-857-3619
Fax 407-855-7527

(j) Entire Agreement; Modifications. This Lease contains the entire agreement between the parties concerning the matters set forth herein and may not be modified orally or in any manner other than by an agreement in writing signed by all the parties hereto or their respective successors in interest. Notwithstanding the foregoing, Tenant’s remedies hereunder and under the Stock Acquisition Agreement shall be cumulative and not exclusive.

(k) Joint and Several Obligations. If Landlord includes more than one person or entity, the obligations shall be joint and several of all such persons and entities.

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.

LANDLORD:

By:	/s/ Pete Madison
Pete Madison
Tax Identification Number: ###-##-####

TENANT:

UNITED RENTALS, INC.

By:	/s/ John N. Milne
John N. Milne

[illegible]

                                                                                  . Witness my hand and official seal.

(SEAL)

Notary Public
Address:

My commission expires:

STATE OF CONNECTICUT	)
ss:
COUNTY FAIRFIELD	)

The foregoing instrument was acknowledged before me this      day of May 2000 by John N. Milne as Vice Chairman of United Rentals, Inc., a Delaware corporation. Witness my hand and official seal.

(SEAL)

Notary Public
Address:

My commission expires:

Appendix A

DESCRIPTION OF PREMISES

The following described land in Orange County, State of Florida, commonly referred to as 9703 Recycle Center Road, Orlando, Florida 32824, together with all buildings thereon and appurtenances thereto:

Lot 45, less the east 165 feet thereof, BLOCK H, PLAN OF BLOCK H AND I PROPER COLONY, as recorded in Plat Book D, Pages 102 and 103, Public Records of Orange County, Florida.

Owner to complete the following:

•	Remove office trailer

•	Remove outdoor storage containers (except 20’ container)

•	Add main entrance door and windows as mutually agreed upon

•	Add sidewalk to new main entrance door and landscape as mutually agreed upon

•	Fill in existing service pit inside building

•	Clean entire facility

•	Paint exterior and interior plywood type shop walls inside building

Owner to include the following:

•	Waste water recycle system

•	Air compressors & system

•	Work benches and gantry lift in old engine rebuild room

•	Oil & lube system with reels (contingent upon agreement with lube supplier)

URI to have right to complete the following:

•	Install fencing as needed

•	Paint exterior of building as needed

All of Owner’s (Landlord’s) work shall be completed to URI’s specifications and shall be completed to URI’s reasonable satisfaction.